Exhibit 99.1

150 Field Drive
Suite 195
Lake Forest, IL 60045
(847) 295-8678
Fax (847) 295-8854
www.neophrm.com

***FOR IMMEDIATE RELEASE***

CONTACT:

Larry Kenyon, Chief Financial Officer	Paul Arndt, Corporate Communications Manager
lkenyon@neophrm.com	parndt@neophrm.com
847-295-8678 x 210	847-295-8678 x 215

Investors:	Media:
Janet Dally, President	Tom Laughran, Vice President
MontRidge, LLC	Fleishman-Hillard
203-894-8038	312-751-3519

NEOPHARM ANNOUNCES ARBITRATION RULING

LAKE FOREST, Illinois – May 3, 2004  – NeoPharm, Inc. (Nasdaq/NM: NEOL) today announced that an arbitration panel has issued a ruling in regards to the arbitration dispute between NeoPharm, Inc, and Pharmacia & Upjohn Company (now Pfizer).  In its ruling, the arbitration panel dismissed the claims of each party against the other.  The panel’s ruling is binding, consistent with the rules of the American Arbitration Association and the Federal Arbitration Act.  As a result, NeoPharm intends to work with Pfizer to resolve any remaining contractual issues.

“Although we are disappointed with the Panel’s decision, we are pleased that Pharmacia’s claims against us were dismissed,” said James M. Hussey, NeoPharm’s President and Chief Executive Officer.  “Over the past two years, we have continued to advance all of our pre-clinical and clinical development programs for our portfolio of cancer fighting compounds, including our Phase III PRECISE Trial for IL13-PE38QQR.  This dispute has not diverted our attention from our mission to commercialize novel cancer drugs for therapeutic applications.”

NeoPharm is independently developing a portfolio of anti-cancer compounds.  Four of these drug compounds are in various stages of clinical development.  These are:

•                  IL13-PE38QQR, the Company’s tumor-targeting compound for glioblastoma multiforme, a deadly type of brain tumor,

•                  LE-SN38, the Company’s NeoLipid™ formulation of SN-38, the active metabolite of irinotecan, for use in colorectal and lung cancers,

•                  LEP-ETU, the Company’s NeoLipid™ formulation of paclitaxel, for the treatment of breast, lung, ovarian and other tumors, and

•                  LErafAON, the Company’s NeoLipid™ formulation of raf antisense oligonucleotide for the treatment of pancreatic and other cancers.

Furthermore, the Company has developed and launched its first commercial products, NeoPhectin™ and NeoPhectin-AT™, the Company’s new cationic cardiolipin based transfection reagents for use in laboratory research.

-more-

“Our Phase III PRECISE clinical trial continues to enroll patients.  In fact, new Phase I IL13-PE38QQR data in support of the PRECISE Trial study will be presented both today and on Wednesday, May 5th at the American Association of Neurological Surgeons (AANS) Annual Meeting in Orlando, Florida,” said Hussey.  “In addition, new Phase I scientific data on LE-SN38 will be presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in June in New Orleans, Louisiana.  As a result, we are planning Phase II clinical trials for LE-SN38, as well as LEP-ETU to start later this year.  We also launched our NeoPhectin™ product line during the first quarter of 2004.  Finally, our Research & Development facility continues to develop and test potential new approaches for the treatment of cancer.  The most recent data on these advances were presented at the 95th Annual Meeting of the American Association of Cancer Research (AACR) in March 2004.”

About IL13-PE38QQR

The Company’s tumor-targeting technology has been developed to deliver a highly specific agent designed to destroy specific tumor cells.  The Company uses a recombinant protein consisting of a single molecule composed of two parts: a tumor-targeting molecule and a bacterial cytotoxin.  The targeting component consists of interleukin 13 (IL13) an immune regulatory cytokine (normally made by cells of the immune system).  The cytotoxin is a potent bacterially derived Pseudomonas Exotoxin (PE) toxic to human cells.  The original cytotoxin was modified so it cannot enter the cells without IL13 attached to it.

IL13 receptors are found on malignant glioma cells, but not on normal brain tissue cells.  The IL13 portion is designed to bind to receptors on the tumor like a key fits in a lock.  The cancer cell latches onto and absorbs the IL13 and the attached PE.  As a result, the cancer cell dies.  Normal brain tissue cells are expected to be unharmed because they do not have the IL13 receptors, and thus do not ingest the PE.  The Company has engineered IL13-PE38QQR to directly target and destroy tumors while sparing normal brain tissue.

IL13-PE38QQR has received orphan drug designation in the U.S. and Europe, and fast track drug development program status from the FDA.  NeoPharm’s IL13-PE38QQR development program was also recently selected to participate in the new U.S. Food and Drug Administration (FDA) Continuous Marketing Application Pilot 2 Program.  NeoPharm has exclusively licensed IL13-PE38QQR from the National Cancer Institute and the FDA, and is developing the agent under a Cooperative Research and Development Agreement (CRADA) in collaboration with the laboratory of Raj K. Puri, MD, PhD, at the FDA Center for Biologics Evaluation and Research (CBER).

About the PRECISE Trial

PRECISE, which stands for Phase III Randomized Evaluation of Convection Enhanced Delivery of IL13-PE38QQR with Survival Endpoint, is a randomized, controlled Phase III clinical trial.  It is designed to compare overall survival, drug safety and quality of life of patients receiving IL13-PE38QQR with patients receiving GLIADEL® Wafer in the treatment of first recurrent GBM following surgical tumor resection (removal).  As one of the largest international Phase III trials of its kind, PRECISE will seek to enroll 300 patients in multiple centers across North America, Europe and Israel.  Patients will be randomized so that 200 patients receive IL13-PE38QQR via

Convection Enhanced Delivery (CED) using catheters placed following the resection, and 100 patients receive GLIADEL® Wafer placed at the time of resection.  Enrollment in PRECISE is expected to be completed in 2005.  Additional information regarding the PRECISE Trial, including enrollment criteria, Glioblastoma Multiforme, Trial purpose and goals, Study treatment plans, Study Locations, Participating Centers, and Frequently Asked Questions, can be found at www.precisetrial.com.

About NeoLipid™ Drug Delivery Technology

Liposomes are microscopic membrane-like structures created from lipids (fats).  Because tumor cells need to consume large amounts of fats to sustain their extremely rapid growth, they recognize the liposomal drug as a potential source of nutrition.

NeoPharm uses it novel next-generation NeoLipid™ technology to combine drugs or other compounds in proprietary lipids to create an extraordinarily stable liposome. NeoLipid™ formulations are designed with the goal of producing a small and homogenous drug particle size. This is especially important during drug storage, reconstitution and administration to the patient.

By incorporating drugs into liposomes, the toxicity of the drug may be reduced (patients may experience fewer side effects), therapeutic efficacy or potency of the drug is maintained, and in some cases, more of the drug can be administered and reach the tumor, resulting in a better therapeutic effect.

About NeoPharm

NeoPharm, Inc., based in Lake Forest, IL, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. The Company has a portfolio of compounds in various stages of development.  Additional information about NeoPharm, recent news releases, and scientific abstracts can be obtained by visiting NeoPharm’s Website at: www.neophrm.com, or calling Paul Arndt at 847-295-8678x215.

Forward Looking Statements – This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials involving IL13-PE38QQR, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company’s drug and non-drug compounds, including, but not limited to, IL13-PE38QQR, including the PRECISE trial, and the NeoLipid™ technology, uncertainty regarding the availability of third party production capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company’s ability to market its drug and non-drug products directly or through independent distributors, including, but not limited to NeoPhectin™ and NeoPhectin-AT™, the uncertainty of patent protection for the Company’s intellectual property or trade secrets, including, but not limited to, IL13-PE38QQR, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.